Exhibit 99.1


      Angelica Announces Fourth Quarter and Fiscal 2005 Financial Results;
       Fiscal Year Continuing Operations Revenues Increase 35.8% to $418.4
                       Million with EPS for Year of $0.25


     ST. LOUIS--(BUSINESS WIRE)--April 11, 2006--Angelica Corporation (NYSE:
AGL), a leading provider of healthcare linen management services, announced today fourth quarter and fiscal year 2005 financial results for the periods ended on January 28, 2006. For the year, revenues from continuing operations were $418.4 million, up 35.8% from fiscal year 2004. Earnings per share (EPS) from continuing operations were $0.25, slightly over prior guidance due to a higher than anticipated tax benefit.

     Fourth Quarter Ended January 28, 2006

     Revenues from continuing operations for the fourth quarter of fiscal 2005 were $105.1 million, a 31.8% increase from $79.7 million recorded in the fourth quarter of fiscal 2004. Acquisitions, net of divestitures, added $22.7 million of the $25.4 million increase in fiscal fourth quarter 2005 revenue, or 28.4%. Organic growth year-over-year was $2.7 million, a 3.4% increase in revenues.
     Gross profit from continuing operations for the fourth quarter of fiscal 2005 was $11.1 million, a 0.6% decrease from $11.2 million in the fourth quarter of fiscal 2004. Higher revenues were offset by natural gas costs increasing as a percent of revenue to 7.5% from 5.0% in fourth quarter fiscal 2004. Our fourth quarter fiscal 2005 reorganization, in which 56 employees were terminated, added $0.3 million in field operations severance costs. Savings in linen procurement costs partially offset other cost increases. As a result, gross profit margin was 10.6% in fourth quarter fiscal 2005, a decrease from 14.0% in the fourth quarter of fiscal 2004.
     Selling, general and administrative (SG&A) expenses from continuing operations in fourth quarter fiscal 2005 were $14.0 million compared to $8.2 million in fourth quarter fiscal 2004. SG&A as a percent of revenue was 13.3% in fourth quarter fiscal 2005 versus 10.2% in fourth quarter fiscal 2004. Fourth quarter fiscal 2005 includes $0.8 million in reorganization costs, including severance, $0.6 million for our operations process improvement project, $0.7 million in higher bad debt expense, $0.3 million related to a state tax audit, and $0.4 million for legal costs related to union initial contract negotiations and the Board of Directors' Special Committee.
     Amortization expense in fourth quarter fiscal 2005 was $1.1 million, substantially related to acquisitions, compared to $0.2 million in fourth quarter fiscal 2004. Other operating income for fourth quarter fiscal 2005 was $5.5 million compared to $0.1 million in fourth quarter fiscal 2004. Fourth quarter fiscal 2005 includes $5.4 million reflecting the gain on the sale of non-healthcare assets in Long Beach and Stockton, California. Higher interest rates and borrowings to finance acquisitions account for interest expense increasing to $2.2 million in fourth quarter fiscal 2005 from $0.5 million in fourth quarter fiscal 2004.
     Income from continuing operations for fourth quarter fiscal 2005 was $1.1 million, or $0.12 per diluted share, compared to income from continuing operations of $2.5 million, or $0.27 per diluted share in the fourth quarter of fiscal 2004.
     Fourth quarter fiscal 2005 loss from discontinued operations net of tax was $0.5 million, reflecting final operating and disposal costs associated with our third quarter fiscal 2005 exit from the St. Louis market, as well as the tax impact related to our second quarter fiscal 2004 sale of the Life Uniform retail business segment and other discontinued operations. Fourth quarter fiscal 2004 income from discontinued operations was $0.6 million, which includes $0.7 million of income attributed to the discontinued retail business segment.
     Including the discontinued operations, we recorded net income in the fourth quarter fiscal 2005 of $0.5 million, or $0.06 per diluted share, compared to net income of $3.1 million, or $0.34 per diluted share in the fourth quarter of fiscal 2004.

     Fiscal Year 2005 Ended January 28, 2006

     For the twelve months ended January 28, 2006, revenues from continuing operations were $418.4 million, a 35.8% increase from $308.0 million in fiscal 2004. Acquisitions, net of divestitures, added $100.6 million to fiscal 2005 revenue, a 32.6% increase. Organic growth year-over-year was $9.8 million, a 3.2% increase in revenues.
     Gross profit from continuing operations for fiscal 2005 was $54.1 million, a 10.8% increase from $48.8 million in fiscal 2004. The $5.3 million increase in gross profit reflects higher revenues offset primarily by production payroll costs increasing as a percent of revenue to 34.7% from 33.3% in fiscal 2004 and natural gas and delivery fuel costs increasing as a percent of revenue to 7.6% in fiscal 2005 versus 5.9% in fiscal 2004. The production payroll cost increase includes higher workers' compensation expense and increased payroll related to labor strike contingency planning during the first half of this fiscal year, as well as costs associated with the closure of our Vallejo facility, consolidation of our two Dallas facilities into one, and severance expense associated with our fourth quarter field reorganization. Savings in linen procurement costs partially offset other cost increases. Gross profit margin was 12.9% in fiscal 2005, down from 15.8% in fiscal 2004.
     Selling, general and administrative (SG&A) expenses from continuing operations in fiscal 2005 were $50.1 million, up 32.8% from $37.7 million in fiscal 2004. Fiscal 2005 SG&A included $1.3 million of management transition expense related to the senior management change and fourth quarter reorganization, $1.2 million of legal expenses associated with union campaign and organizational expenses and the Board of Directors' Special Committee, $0.7 million of consulting fees for our operations process improvement implementation, and $0.4 million of expenses associated with the financing alternative during the year that the Company chose not to complete. Fiscal 2005 SG&A also includes a $1.0 million increase in bad debt expense. Nevertheless, SG&A decreased as a percent of revenue to 12.0% in fiscal 2005, compared to 12.2% in fiscal 2004.
     Amortization expense for fiscal 2005 increased to $4.0 million from $0.9 million, reflecting the impact of our acquisitions completed in fiscal 2005 and late fiscal 2004. Other operating income for fiscal 2005 was $6.4 million compared to other operating income of $1.7 million in fiscal 2004. Fiscal 2005 other income includes gains from the sale of non-healthcare business in Long Beach, San Diego and Stockton, California whereas fiscal 2004 other income includes the gain from our sale of non-healthcare business in Daytona Beach, Florida. Interest expense for fiscal 2005 was $7.2 million compared to $1.4 million in fiscal 2004 due to increased borrowings for acquisitions and higher interest rates.
     Non-operating income declined to $1.6 million in fiscal 2005 from $2.7 million in fiscal 2004, due primarily to a real estate gain included in the prior year.
     Income tax benefit for fiscal 2005 was $1.6 million, compared to a $2.4 million expense in fiscal 2004. Lower income tax expense in fiscal 2005 was primarily due to lower pretax income.
     Income from continuing operations for fiscal 2005 was $2.3 million, or $0.25 per diluted share, compared to $10.7 million, or $1.18 per diluted share in fiscal 2004.
     The loss from discontinued operations net of tax for fiscal 2005 was $2.1 million, including a $1.3 million loss from operations of our Columbia, Illinois facility and a $0.3 million loss on disposal, plus the tax impact of $0.4 million related to our second quarter fiscal 2004 sale of our retail business segment and other discontinued operations. Fiscal 2004 loss from discontinued operations was $4.4 million, $4.0 million of which was attributed to the discontinued retail business segment.
     Net income for fiscal 2005 was $0.2 million, or $0.03 per diluted share compared to net income of $6.4 million, or $0.70 per diluted share, in fiscal 2004.
     Steve O'Hara, Chairman and CEO, commenting on the results, said, "The results reported today are basically consistent with the guidance provided since last fall except we had a slightly higher tax benefit than expected. The real story of fiscal year 2005 was our transition to a larger organization more focused on serving our healthcare customers better. Fiscal year 2005 was a difficult transition year with union organizational activity, soaring energy costs and the expense associated with reorganizing to a customer centric business model. While further implementation of operations process improvements and customer service programs continue into fiscal 2006, as well as higher year over year energy costs, we expect to build quickly upon our fourth quarter results."
     Mr. O'Hara continued, "Specifically, we remain committed to achieving a 20.0% gross margin by fiscal 2008 and reducing SG&A as a percentage of revenues to 11.0% by fiscal 2008 through the customer service and operational programs discussed throughout the past year. In 2006, we expect to see sequential quarter to quarter improvements in our gross margin from fourth quarter fiscal 2005 beginning with the current quarter, with a second half fiscal 2006 gross margin of over 15.0%."
     Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com.

     Forward-Looking Statements

     Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness the Company's recently announced initiatives to reduce key operating costs as a percentage of revenues, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.


Unaudited condensed balance sheets as of January 28, 2006 and January 29, 2005 (dollars in thousands):

                                             January 28,  January 29,
                                                 2006         2005
                                             ------------ ------------
ASSETS
------
Current Assets:
  Cash                                       $     4,377  $       926
  Receivables, less reserves of $994 and
   $510                                           58,151       44,454
  Linens in service                               43,785       37,660
  Prepaid expenses and other current assets        3,602        3,817
  Deferred income taxes                                -        5,386
  Assets of discontinued operations held for
   sale                                                -        3,617
                                             ------------ ------------
    Total Current Assets                         109,915       95,860
Property and Equipment, net                      106,293       99,366
Goodwill                                          49,259       31,272
Other Acquired Assets                             42,470       24,728
Other Long-Term Assets                            23,491       37,727
                                             ------------ ------------
Total Assets                                 $   331,428  $   288,953
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
  Current maturities of long-term debt       $       319  $       419
  Accounts payable                                37,229       19,349
  Accrued wages and other compensation             7,037        5,145
  Other accrued liabilities                       36,833       30,805
                                             ------------ ------------
    Total Current Liabilities                     81,418       55,718
Long-Term Debt, less current maturities           85,096       67,811
Other Long-Term Obligations                       15,366       14,068
Shareholders' Equity                             149,548      151,356
                                             ------------ ------------

Total Liabilities and Shareholders' Equity   $   331,428  $   288,953
                                             ============ ============




Unaudited results for fourth quarter and fiscal year ended January 28, 2006 compared with same periods ended January 29, 2005 (dollars in thousands, except per share amounts):

                                          Fourth Quarter Ended
                                   -----------------------------------
                                   January 28,  January 29,   Percent
                                       2006         2005      Change
                                   ------------ ------------ ---------
Continuing Operations:
Textile service revenues           $   105,076  $    79,742      31.8%
Cost of textile services               (93,965)     (68,569)     37.0%
                                   ------------ ------------ ---------
  Gross profit                          11,111       11,173      -0.6%
Selling, general and
 administrative expenses               (13,987)      (8,158)     71.5%
Amortization of other acquired
 assets                                 (1,084)        (244)       nm
Other operating income, net              5,544          101        nm
                                   ------------ ------------ ---------
  Income from operations                 1,584        2,872     -44.8%
Interest expense                        (2,247)        (531)       nm
Non-operating income, net                  434          193        nm
                                   ------------ ------------ ---------
  (Loss) income from continuing
   operations pretax                      (229)       2,534    -109.0%
Benefit (provision) for income
 taxes                                   1,321          (75)       nm
                                   ------------ ------------ ---------
Income from continuing operations        1,092        2,459     -55.6%
                                   ------------ ------------ ---------

Discontinued Operations:
(Loss) income from discontinued
 operations, net of tax                   (118)          94        nm
(Loss) gain on disposal of
 discontinued operations, net of
 tax                                      (431)         551        nm
                                   ------------ ------------ ---------
(Loss) income from discontinued
 operations                               (549)         645        nm
                                   ------------ ------------ ---------
Net income                         $       543  $     3,104     -82.5%
                                   ============ ============ =========

Basic earnings (loss) per share:
  Income from continuing
   operations                      $      0.12  $      0.28     -57.1%
  (Loss) income from discontinued
   operations                            (0.06)        0.07        nm
                                   ------------ ------------ ---------
Net income                         $      0.06  $      0.35     -82.9%
                                   ============ ============ =========

Diluted earnings (loss) per share:
  Income from continuing
   operations                      $      0.12  $      0.27     -55.6%
  (Loss) income from discontinued
   operations                            (0.06)        0.07        nm
                                   ------------ ------------ ---------
Net income                         $      0.06  $      0.34     -82.4%
                                   ============ ============ =========


                                            Fiscal Year Ended
                                   -----------------------------------
                                   January 28,  January 29,   Percent
                                       2006         2005      Change
                                   ------------ ------------ ---------
Continuing Operations:
Textile service revenues           $   418,357  $   308,034      35.8%
Cost of textile services              (364,300)    (259,265)     40.5%
                                   ------------ ------------ ---------
  Gross profit                          54,057       48,769      10.8%
Selling, general and
 administrative expenses               (50,092)     (37,721)     32.8%
Amortization of other acquired
 assets                                 (4,036)        (906)       nm
Other operating income, net              6,384        1,743        nm
                                   ------------ ------------ ---------
  Income from operations                 6,313       11,885     -46.9%
Interest expense                        (7,198)      (1,356)       nm
Non-operating income, net                1,613        2,659     -39.3%
                                   ------------ ------------ ---------
  (Loss) income from continuing
   operations pretax                       728       13,188     -94.5%
Benefit (provision) for income
 taxes                                   1,591       (2,440)       nm
                                   ------------ ------------ ---------
Income from continuing operations        2,319       10,748     -78.4%
                                   ------------ ------------ ---------

Discontinued Operations:
(Loss) income from discontinued
 operations, net of tax                 (1,286)      (1,369)     -6.1%
(Loss) gain on disposal of
 discontinued operations, net of
 tax                                      (785)      (3,018)    -74.0%
                                   ------------ ------------ ---------
(Loss) income from discontinued
 operations                             (2,071)      (4,387)    -52.8%
                                   ------------ ------------ ---------
Net income                         $       248  $     6,361     -96.1%
                                   ============ ============ =========

Basic earnings (loss) per share:
  Income from continuing
   operations                      $      0.26  $      1.20     -78.3%
  (Loss) income from discontinued
   operations                            (0.23)       (0.49)    -53.1%
                                   ------------ ------------ ---------
Net income                         $      0.03  $      0.71     -95.8%
                                   ============ ============ =========

Diluted earnings (loss) per share:
  Income from continuing
   operations                      $      0.25  $      1.18     -78.8%
  (Loss) income from discontinued
   operations                            (0.22)       (0.48)    -54.2%
                                   ------------ ------------ ---------
Net income                         $      0.03  $      0.70     -95.7%
                                   ============ ============ =========



    CONTACT: Angelica Corporation
             Jim Shaffer, 314-854-3800
             www.angelica.com
             or
             Integrated Corporate Relations, Inc.
             Devlin Lander, 310-395-2215